UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN		46515
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (574) 294-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the following matters:

Proposal 1:  Shareholders elected each nominee for director, each to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Keith Anderson	48,507,240	138,735	1,779,792
Timothy Bernlohr	45,358,524	3,287,451	1,779,792
Michael Berman	48,302,188	343,787	1,779,792
John C. Firth	36,455,082	12,190,893	1,779,792
Michael Kaufman	45,436,495	3,209,480	1,779,792
Gary E. Robinette	48,444,825	201,150	1,779,792
Mark Yost	48,564,360	81,615	1,779,792

Proposal 2: Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2020:

For	Against	Abstaining
50,204,016	15,855	205,896

Proposal 3: Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2019, as disclosed under the heading “Executive Compensation” in the Company’s 2019 proxy statement:

For	Against	Abstaining	Broker Non-Votes
46,622,296	1,975,023	48,656	1,779,792

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Skyline Champion Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on July 30, 2019, and the Company announced that Roger K. Scholten was retiring and resigned his position of Senior Vice President, General Counsel, and Secretary effective July 30, 2019. The Company further announced the appointments of Robert Spence as Senior Vice President, General Counsel, and Secretary, Joe Kimmell as Executive Vice President of US Operations, and J. Wade Lyall as Executive Vice President of Business Development effective July 30, 2019.

Robert Spence (62) joined Champion Home Builders, Inc., a subsidiary of the Company (“CHB”) in June 2019 as Vice President and Deputy General Counsel. Previously, he served as Secretary, General Counsel and Vice President of Administration of Neenah Enterprises, Inc., since 2011 and as General Counsel and Vice President of Business Development for Test and Measurement of SPX Corporation since 2001. Mr. Spence received his BBA from the University of Michigan and his J.D. from Wayne State University.

Joe Kimmell (61) has been employed with CHB since July 2010 as Regional Vice President of the Northeast Region. Mr. Kimmell was named Executive Vice President of US Operations for CHB effective May 1, 2019. Mr. Kimmell earned his B.S. in Economics from Indiana University.

J. Wade Lyall (47) served as Regional Vice President of the South Region of CHB from 2012 until 2015 and was named Vice President of Sales and Business Development in 2015. Mr. Lyall was named Executive Vice President of US Business Development for CHB effective May 1, 2019. Mr. Lyall received his BSBA from East Carolina University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

By:	/s/ Robert Spence
Robert Spence
Senior Vice President, General Counsel and Secretary

Date: July 30, 2019